UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported);  November 17, 2010

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

(410) 256-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On November 17, 2010, BCSB Bancorp, Inc. (the “Company”), announced that its subsidiary, Baltimore County Savings Bank, F.S.B. (the “Bank”) entered into a definitive Mutual Termination Agreement (the “Termination Agreement”) with American Bank (“American”) terminating their previously reported Purchase and Assumption Agreement (the “Agreement”).  The Agreement was terminated on November 17, 2010.

According to the terms of the Agreement, the Company and American were permitted to terminate the Agreement by the mutual written consent of both parties, without the incursion of any termination penalties.  Regulatory approval for the transaction has not yet been obtained, and as a result, the parties mutually agreed that it was in the best interest of each bank to terminate the Agreement.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  In addition, a copy of the joint press release announcing the Termination Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

For a description of the terms and conditions of the Purchase and Assumption Agreement, reference is made to the Company’s Current Report on Form 8-K filed on January 15, 2010.

Item  9.01                       Financial Statements and Exhibits

(d)                 The following exhibit is filed herewith:

Exhibit 2.1	Mutual Termination Agreement, dated November 17, 2010 by and between Baltimore County Savings Bank, F.S.B. and American Bank

Exhibit 99.1	Joint Press Release dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSCB BANCORP, INC.

Date: November 22, 2010	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer